UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2010

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)
____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California  91342-1093
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:   (818) 362-8391

None
 (Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 11, 2010, Perini Building Company, a wholly owned subsidiary of Tutor Perini Corporation (collectively “Company”), filed a “Fifteen-Day Notice of Intent to Lien” with MGM CityCenter (“MGM”) in the amount of $491,240,000.  Under Nevada law, the Company was required to deliver this Notice at that time to preserve its ultimate lien rights in the event of non-payment by MGM of amounts owed to the Company.  The amount referenced in the Notice consists primarily of contract receivables, but also includes claims for additional work, for the Company and its subcontractors and suppliers.  Perini Building Company is the general contractor for the CityCenter project.

On March 12, 2010, MGM filed a Current Report on Form 8-K asserting it “believes” that it owes “substantially less” than the claimed amount and that it is “entitled to significant offsets” against the amount claimed by the Company in the Notice.  MGM’s filing does not specify the basis for its belief, though it goes on to assert that MGM “believes” it is has “significant claims” against the Company, in its capacity as general contractor, relating to alleged defects in the construction of the Harmon Hotel, which is part of the CityCenter project.

The Company continues to expect to receive payment from MGM of amounts due for work on the CityCenter project.  The Company intends to continue to pursue collection of all amounts owed, to exercise all rights and remedies available to it, and to defend itself vigorously against any claims that MGM ultimately decides to pursue.  The Company also has contractual indemnities from the responsible subcontractor, as well as existing insurance coverage that it expects will be available and sufficient to cover any liability associated with the Harmon Hotel situation.  The Company is not aware of a basis for other claims that would amount to material offsets against what MGM owes.

We make statements in this report that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other important factors that could cause actual performance or achievements to be materially different from those we project, including, but not limited to, the outcome of pending or future litigation, arbitration or other dispute resolution proceedings, and actions taken or not taken by third parties, including the Company's customers, suppliers, business partners, and competitors.  For a full discussion of risks, uncertainties, and other important factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections.  Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2010	Tutor Perini Corporation By: /s/Kenneth R. Burk
Kenneth R. Burk Executive Vice President and Chief Financial Officer